Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet as of March 31, 2008 and the unaudited pro forma condensed combined statements of income for the year ended December 31, 2007, and the three months ended March 31, 2008, and the accompanying notes thereto, have been prepared to illustrate the effects of the acquisition by KapStone Paper and Packaging Corporation (“KapStone”) of the Charleston Kraft Division (A Business of MeadWestvaco Corporation) (“CKD”), including the financing of the acquisition (collectively the “Acquisition”), on our historical balance sheet and results of operations. At the closing of the Acquisition, we used the proceeds from borrowings under a new senior secured $515 million credit facility (the “Senior Credit Facilities”) and the issuance of $40 million of 8.30% senior secured notes due July 1, 2015 (the “Senior Notes”) together with cash on hand, to finance the net cash purchase price of $475 million, pay transaction costs and repay existing current and long-term debt.

The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it had occurred on March 31, 2008. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2007 and the three months ended March 31, 2008 give effect to the Acquisition as if it had occurred on January 1, 2007. The unaudited pro forma condensed combined balance sheet is presented for informational purposes only and does not purport to represent our financial condition had the Acquisition occurred as of the date indicated above. In addition, the unaudited pro forma condensed combined balance sheet information does not purport to project our future financial position or operating results as of any future date or for any future period.

The unaudited pro forma condensed combined balance sheet information has been derived by the application of pro forma adjustments to our unaudited historical consolidated balance sheet combined with the CKD unaudited combined balance sheet as of March 31, 2008. The pro forma adjustments and certain assumptions underlying these adjustments, using the purchase method of accounting, are described in the accompanying notes. The pro forma adjustments are based on the preliminary purchase price allocation and are subject to change as additional information becomes available. These pro forma adjustments do not include any cost savings resulting from elimination of redundant overhead costs, benefits from operating synergies, costs incurred for integration of the acquisition or other one-time adjustments.

This information should be read in conjunction with (i) the accompanying notes to the unaudited pro forma condensed combined financial statements, (ii) the Company’s historical audited financial statements as of and for the year ended December 31, 2007  included in its Annual Report on Form 10-K/A for the year ended December 31, 2007, (iii) the Company’s historical unaudited financial statements as of March 31, 2008 and for the three months ended March 31, 2008 included in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008, and (iv) the audited and unaudited financial statements of CKD included in this Current Report on Form 8-K attached as Exhibits.

Unaudited Pro Forma Condensed Combined Balance Sheet
At March 31, 2008
(amounts in thousands except share data)

	KapStone	CKD	Pro Forma Adjustments			Pro Forma
Assets
Current assets:
Cash and cash equivalents	$60,260	$9,102	$455,000		C	$—
			(9,102)		A
			(475,369)		A
			22,175		C
			(13,105)		D
			(48,961)		C
Trade accounts receivables	29,419	37,561	—			66,980
Inventories	14,458	35,949	17,124		A	67,531
Inventories consigned to third parties	3,516	—	—			3,516
Deferred income taxes	1,155	2,278	(2,278)		A	1,155
Prepaid expenses and other current assets	2,948	1,933	(1,038)		A	3,843

Total current assets	111,756	86,823	(55,554)			143,025
Plant, property and equipment, net	104,612	415,570	—			520,182
Deferred income taxes	—	—	2,603		A	2,603
Other assets	5,243	11,930	(605 (2,948 (11,905	) ) )	B E A	1,715
Intangible assets	5,829	—	6,655		A	12,484
Goodwill	2,295	—	13,269		F	15,564

Total assets	$229,735	$514,323	$(48,485)			$695,573

Liabilities and Stockholders’ Equity
Current liabilities:
Revolver	$—	$—	$22,175		C	$22,175
Current portion of long term debt	17,611	7,847	(7,847)		A	31,875
			31,875		C
			(17,611)		C
Accounts payable	11,498	22,790	—			34,288
			(10,574)		M
Accrued expenses	4,407	20,912	(1,522)		A	13,223
Accrued compensation	4,754	—	10,574		M	15,328
Accrued income taxes	2,045	—	—			2,045

Total current liabilities	40,315	51,549	27,070		118,934

Long-term debt	31,350	95,977	(95,977)	A	410,020
			(31,350)	C
			423,125	C
			(13,105)	D
Accrued pension and post retirement	3,769	—	—		3,769

Deferred income taxes	2,350	83,884	(83,884)	A	4,431
			2,081	A
Other liabilities	282	7,073	—		7,355

Stockholders’ equity:
Preferred stock — $.0001 par value; 1,000,000 shares authorized; 0 shares issued and outstanding	—	—	—		—
Common stock — $.0001 par value, 175,000,000 shares authorized; 25,283,897 shares issued and outstanding (including 40,000 shares in treasury)	3	—	—		3
Additional paid-in capital	115,256	—	—		115,256

Accumulated other comprehensive income	79	—	—		79
CKD equity	—	275,840	(275,840)	E	—
Retained earnings	36,331	—	(605)	B	35,726

Total stockholders’ equity	151,669	275,840	(276,445)		151,064

Total liabilities and stockholders’ equity	$229,735	$514,323	$(48,485)		$695,573

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Income
For the Year Ended December 31, 2007
(amounts in thousands except share data and per share data)

	KapStone	CKD	Pro Forma Adjustments			Pro Forma
Net Sales	$256,795	$522,033	$—			$778,828
Cost and expenses:
Cost of sales (exclusive of depreciation and amortization)	162,429	478,739	(49,633 (38,184	) )	M,H M	553,351
Freight and distribution expenses	23,581	—	49,633		M	73,214
Depreciation and amortization	11,327	—	38,317		G,M	49,644
Selling, general, and administrative expenses	16,482	26,673	(8)		H,M	43,147
Other Operating income	1,324	—	—			1,324
Operating income	44,300	16,621	(125)			60,796
Other income (expense):
Other	—	7,331	(457)		M	6,874
Interest income	2,096	—	(2,096)		I,M	—
Interest expense	(4,295)	(8,177)	12,472 (30,937)		J D	(30,937)
Income before provision for income taxes	42,101	15,775	(21,143)			36,733
Provision for income taxes	15,138	3,175	(7,611)		K	10,702
Net income	26,963	12,600	(13,532)			26,031

Earnings per share:
Basic	$1.08					$1.04
Diluted	$0.75					$0.72

Weighted-average number of shares outstanding:
Basic	25,010,057					25,010,057
Diluted	36,134,488					36,134,488

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Three Months Ended March 31, 2008
(amounts in thousands except share data and per share data)

	KapStone	CKD	Pro Forma Adjustments			Pro Forma
Net Sales	$67,129	$130,797	$—			$197,926
Cost and expenses:
Cost of sales (exclusive of depreciation and amortization)	41,558	121,824	(14,738 (9,330	) )	M M,H	139,314
Freight and distribution expenses	6,587	—	14,738		M	21,325
Depreciation and amortization	2,593	—	9,362		M,G	11,955
Selling, general, and administrative expenses	4,930	7,405	(1)		M,H	12,334
Other operating income	184	—	—			184
Operating income (loss)	11,645	1,568	(31)			13,182
Other income (expense):
Other	—	1,100	(54)		M	1,046
Interest income	547	—	(547)		M,I	—
Interest expense	(753)	(1,856)	(7,734)		D	(7,734)
			2,609		J

Income before provision for income taxes	11,439	812	(5,757)			6,494
Provision for income taxes	4,209	(130)	(2,119)		K	1,960

Net income	7,230	942	(3,638)			4,534

Earnings per share:
Basic	$0.29					$0.18

Diluted	$0.21					$0.13

Weighted-average number of shares outstanding:
Basic	25,282,047					25,282,047

Diluted	34,557,324					34,557,324

See notes to unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(amounts in thousands except share data and per share data)

Descriptions of the adjustments included in the unaudited pro forma condensed combined balance sheet and statements of income are as follows:

Note A

To record the payment for the acquisition of CKD, the estimated working capital adjustment, and the allocation of the acquisition consideration to the assets acquired and liabilities assumed, as follows:

Calculation of Allocable Acquisition Consideration:

Purchase price	$485,000
Estimated working capital and other adjustments	(9,631)
Net cash purchase price	475,369
Transaction costs	2,948

Total allocable acquisition consideration	$478,317

Estimated Allocation of Acquisition Consideration:

Trade accounts receivable	$37,561
Inventories	53,073
Prepaid expenses	895
Plant, property and equipment	415,570
Other assets	25
Intangible assets	6,655
Goodwill	13,269
Deferred income taxes	2,603
Accounts payable	(22,790)
Accrued expenses	(8,816)
Accrued compensation	(10,574)
Deferred income taxes	(2,081)
Other liabilities	(7,073)

CKD net assets acquired	$478,317

•                  The pro forma combined financial statements have been presented using the estimated acquisition consideration for the net assets of CKD of $478,317, the components of which are reflected above.

•                  The purchase price allocation has not been finalized and is subject to change upon recording of actual transaction costs, finalization of the working capital adjustment, and completion of appraisals of tangible and intangible assets. The purchase price allocation will be finalized when all necessary information is obtained which is expected to occur within one year of the consummation of the transaction.

	CKD	Adjustments		Adjusted CKD
Assets
Current assets:
Cash and cash equivalents	$9,102	$(9,102)	(i)	$—
Accounts receivable, net	37,561	—	(ii)	37,561
Inventories, net	35,949	17,124	(iii)	53,073
Deferred income taxes	2,278	(2,278)	(i)	—
Prepaid expenses	1,933	(1,038)	(i)	895

Total current assets	86,823	4,706		91,529
Plant, property and equipment, net	415,570	—		415,570
Deferred income taxes	—	2,603	(v)	2,603
Intangible assets	—	6,655	(iv)	6,655
Goodwill	—	13,269	(vi)	13,269
Other assets	11,930	(11,905)	(i)	25

Total assets	$514,323	$15,328		$529,651

Liabilities and equity
Current liabilities:
Accounts payable	$22,790	$—		$22,790
Accrued expenses	20,912	(1,522)	(i)	19,390
Current maturities of long-term notes payable	7,847	(7,847)	(i)	—

Total current liabilities	51,549	(9,369)		42,180
Long-term debt and notes	95,977	(95,977)	(i)	—
Other liabilities	7,073	—	(v)	7,073
Deferred income taxes	83,884	(81,803)	(i)(iv)	2,081

Total liabilities	238,483	(187,149)		51,334
Equity	275,840	202,477		478,317

Total liabilities and equity	$514,323	$15,328		$529,651

(i)                                     Adjusted for CKD assets not acquired or liabilities not assumed.

(ii)                                  Estimated by KapStone to represent fair value.

(iii)                               Adjusted by KapStone to estimate fair value less costs to sell.

(iv)      Recorded $6,655 based on KapStone management’s estimate of fair value for intangible assets consisting of $1,000 for customer lists and relationships amortized over 8 years and $5,655 for a trademark. The trademark is not amortizable as it is deemed to have an indefinite life. As a result, the trademark will be reviewed annually for any impairment. These estimates are management’s best estimates and are subject to change pending completion of appraisals upon completion of the purchase. Deferred income taxes of $2,081 related to the trademark have been estimated based on KapStone’s effective tax rate of 36.8%

(v)        Adjusted for deferred income taxes related to other liabilities, primarily consisting of worker’s compensation claims, assumed by KapStone.  Deferred income taxes based on KapStone’s effective tax rate of 36.8%.

(vi)      Recorded excess purchase price over estimated fair value of net CKD assets acquired, pending completion of appraisals of tangible and intangible assets.

Note B

To adjust for deferred financing costs for the term loan being paid off with proceeds from the Senior Credit Facilities.

Note C

The following tables summarizes the estimated sources and uses of funds relating to the Acquisition, which reflects the financing of the Acquisition by using proceeds from borrowings under the Senior Credit Facilities and the issuance of the Senior Notes and retiring amounts due under KapStone’s existing senior secured credit facility, assuming the Acquisition occurred on March 31, 2008:

Sources and Uses of Proceeds

(In thousands)
Cash	$60,260
Senior Credit Facilities:
Term A loan	390,000
Term B loan	25,000
Borrowing from $100 million revolving credit line	22,175
Senior Notes	40,000

Total sources	$537,435

Retirement of existing KapStone debt:
Current portion of long-term debt	$17,611
Long-term debt	31,350
Financing fees paid for Senior Credit Facilities	13,105

CKD purchase price ($485,000 less working capital adjustment of $9,631)	475,369
Total uses	$537,435

The unaudited pro forma condensed combined balance sheet reflects $31,875 of current portion of long-term debt and $423,125 long-term debt from the borrowings under the Senior Credit Facilities and the issuance of the Senior Notes, based on the scheduled loan and notes amortization.

Note D

To record interest expense and amortization of deferred financing costs on the Senior Credit Facilities and Senior Notes:

		Three Months
	Year Ended	Ended
	December 31, 2007	March 31, 2008

Pro forma interest expense:
Term A loan of $390 million at LIBOR plus 3.0%	$21,840	$5,460
Term B loan of $25 million at LIBOR plus 3.5%	1,525	381
Borrowing under revolving credit line	1,631	407
Senior Notes of $40 million at 8.30%	3,320	830
Amortization of deferred financing costs	2,621	656
Total pro forma interest expense	$30,937	$7,734

If interest rates had changed by 0.125%, interest expense would change by $0.6 million for the year ended December 31, 2007 and would have an immaterial impact for the three months ended March 31, 2008.

The March 31, 2008, condensed combined balance sheet reflects $13,105 of deferred financing costs for the Senior Credit facilities and is recorded as a discount to long-term debt.

Note E

To eliminate prepaid transaction costs ($2,948) and CKD equity account ($275,840).

Note F

To record excess purchase price over the estimated fair value of the net CKD assets acquired, pending completion of tangible and intangible asset appraisals.

Note G

Amortization of intangible assets is recorded using an estimated useful life of 8 years, or $125 for the year ended December 31, 2007 and $31 for the three months ended March 31, 2008.

Note H

Certain corporate services were performed and allocated or charged by MWV Corporate to the CKD business including human resources, legal, finance, information systems, purchasing, executive management and other corporate staff. For the year ended December 31, 2007, and the three months ended March 31, 2008, amounts allocated or charged by MWV Corporate to CKD were $23,178 and $7,471, respectively, and are included in cost of sales and selling, general and administrative expenses.  Kapstone anticipates that the annual costs to provide similar services for CKD will be approximately $19,700 less.  These savings from the elimination of corporate allocations have been excluded as pro forma adjustments. KapStone expects all of these cost savings will be realized on an annualized basis by the earlier of one year after the closing or the early termination of MWV transitional services.

The pro-forma adjustments also exclude any one-time or transitional costs that may be incurred as CKD’s operations and administrative support are combined with KapStone’s. No assurance can be given that these cost savings can be acheived in the amounts or during the time period predicted.

KapStone is anticipating relocation expenses of less than $100 for employees’ relocation from the MWV corporate headquarters in Richmond, VA to North Charleston, SC.

Note I

To eliminate interest income earned on cash and cash equivalents.

Note J

To eliminate interest expense on long-term debt and intercompany notes.

Note K

To adjust income taxes due to pro forma income adjustments using KapStone’s effective tax rate of 36.0% for the year ended December 31, 2007 and 36.8% for the three months ended March 31, 2008.

Note L

Pro forma net income per share was calculated by dividing pro forma net income by the weighted average number of shares.

Note M

To reclassify CKD balances to conform to KapStone financial statement presentation.